Exhibit 99.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 21, 2016, by and among Apollo Medical Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned Shareholders of the Company (each a “Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Network Medical Management, Inc., a California corporation (the “Company”), Parent and Apollo Acquisition Corp., a California corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, each Holder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of the outstanding shares of the Company’s Common Stock, no par value (the “Common Stock”), set forth under such Holder’s name on the signature page to this Agreement (the “Existing Shares” and, together with any other shares of Company Common Stock, or other capital stock of the Company acquired (either of record or beneficially owned) by such Holder after the date hereof, collectively, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Holder enter into this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.             Agreement to Retain Shares.

(a)          Transfer. (i) Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (A) the Effective Time and (B) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares, (ii) except in connection with a certain Voting Trust Agreement effective as of July 1, 2015 by and among certain Holders of the Company, and except as provided in Section 2 below, Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or, enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (ii), and (iii) Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, in the case of (ii) and (iii), at any time prior to the earlier to occur of (x) the Effective Time and (y) the Expiration Date. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof.

(b)          Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares by Holder (i) to any family member, trust for the benefit of any family member or charitable organization to which contributions are deductible for federal income tax, estate or gift purposes so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement, (ii) in connection with the exercise of stock options for Company Common Stock but only to the extent of such Holder’s exercise price and income or other tax liability with respect to such exercise and only to the extent permitted under the Merger Agreement, and (iii) that were acquired upon the exercise of stock options expiring after the date hereof and prior to the Effective Time.

Section 2.             Agreement to Vote Shares.

(a)          Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the Shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Shareholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than as contemplated by the Merger Agreement) between the Company and any person or entity other than Parent or any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement or which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a Shareholder of the Company only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 2(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Shareholders of the Company. Prior to the termination of this Agreement, Holder covenants and agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

(b)         Holder further agrees that, until the termination of this Agreement, Holder will not, and will not permit any entity under Holder’s control to, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (ii) initiate a Shareholders’ vote with respect to an Opposing Proposal or (iii) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For the purposes of this Agreement, an “Opposing Proposal” means any action or proposal described in clause (ii) of Section 2(a) above.

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(c)          Subject to the provisions set forth in Section 5 hereof and as security for Holder’s obligations under Section 2(a), Holder hereby irrevocably constitutes and appoints Parent and its designees as his or her attorney and proxy in accordance with the CGCL, with full power of substitution and resubstitution, to cause the Shares to be counted as present at the Company Shareholders meeting, to vote his Shares at the Company Shareholders meeting, however called, and to execute consents in respect of his or her Shares as and to the extent provided in Section 2(a). SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 5 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the matters referred to in Section 2(a) and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2(a) until after the Expiration Date. Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 2(c). Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such Proxy is given to secure the performance of the duties of Holder under this Agreement. Parent acknowledges and agrees that Holder may vote the Shares on all other matters not referred to in Section 2(a), and the attorneys and proxies named above may not exercise the proxy with respect to such other matters.

Section 3.            Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that Holder (i) is the record and/or beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, are and will be free and clear of any liens, claims, options, charges or other encumbrances that would reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above). This Agreement (including the proxy granted in Section 2(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares, except as expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Holder, and neither Parent nor Merger Sub shall have any authority to direct Holder in the voting or disposition of any of the Shares, except as otherwise provided herein.

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Section 5.             Termination. This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earlier to occur of (i) the Expiration Date and (ii) the Effective Time.

Section 6.             Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and/or beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder acting in his capacity as a director, officer or other fiduciary of the Company, (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer or other fiduciary of the Company and (iv) any breach of this Agreement by Holder shall not entitle any or all of the Parent Indemnified Parties to indemnification and/or assessment against the Holdback Shares under the Merger Agreement.

Section 7.             Miscellaneous.

(a)          Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b)          Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

(c)          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(d)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed effective when personally delivered; when mailed by certified or registered mail, return receipt requested; or when deposited with a comparably reliable postal delivery service (such as Federal Express) or other courier service, or sent by facsimile or other electronic transmission system, addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

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(f)          Severability. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, is deemed invalid or unenforceable, then such provision shall be modified to the minimum extent necessary to make its application valid and enforceable, and the validity and enforceability of all of the provisions of this Agreement, and all other applications of such provisions, shall not be affected.

(g)          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to as a remedy for any such breach, prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(h)          Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signatures Page Follows]

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The parties have caused this Agreement to be duly executed on the date first above written.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion
Name:	Warren Hosseinion
Title:	CEO

Address:
Apollo Medical Holdings, Inc.
700 N. Brand Boulevard
Suite 1400
Glendale, CA 91203
Attention: Mihir Shah
Facsimile No.: (818) 839-5190

“Holder”

/s/ Kenneth Sim

Address:
2822 Wagon Train Lane
Diamond Bar, CA 91865
Attention: _______________________
Facsimile No.: ___________________

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of shares	Number

Common Stock	22,599,912	Common Stock	22,599,912

[Signature Page to voting Agreement]